SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 16, 1998


                                 GARGOYLES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       WASHINGTON                    0-21355                    91-1247269
(STATE OF INCORPORATION)          (COMMISSION                (IRS EMPLOYER
                                  FILE NUMBER)             IDENTIFICATION NO.)


                             5866 South 194th Street
                             KENT, WASHINGTON 98032
                                 (425) 921-3600
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


ITEM 5.  OTHER EVENTS


     On  September  16,  1998,  Gargoyles,  Inc.  (OTC)  reported  the  sale  of substantially all the assets of the kindling company, the company's majority owned subsidiary which designed and distributed Timberland Eyewear branded products. The company owns 70% of Kindling, which was formed in 1996 as a joint venture with The Timberland Company and Douglas W. Lauer, Kindling's President. Kindling's assets were sold to Adventure Optics, LLC, a limited liability company majority owned by REM Optical Company, Inc. Kindling's employees, including Mr. Lauer, are now employees of the buyer. Total purchase price for the assets was $1,008,000, payable in cash and the assumption of certain liabilities. Gargoyles received $358,000 of the proceeds from the sale transaction in partial payment of an intercompany loan from Gargoyles to Kindling.

     The Company's Timberland Eyewear product was launched in March 1997. Sales of Timberland branded product totaled approximately 7.2 percent and 5.5 percent of the Company's sales in 1997 and the first half of 1998, respectively. Approximately 4.3 percent and 38 percent of the company's losses in 1997 and in the first half of 1998, respectively, were attributable to Kindling's operations. The Company anticipates recording a charge to earnings as a result of the sale of Kindling's assets.

     Gargoyles, Inc. is a designer and distributor of a broad range of sunglasses and eyewear products headquartered in Kent, Washington. The Company also has operations in New York State.

     Proforma  information,   assuming  the  disposition  had  occurred  at  the
beginning of the periods presented, is as follows:

                                      Year Ended              Six Months Ended
                                   December 31, 1997            June 30, 1998
                                 ---------------------     ---------------------

Net Sales                             38,033,127                23,301,243
Operating Income (Loss)               (8,699,247)                  505,396
Net Income (Loss)                    (13,905,266)               (1,169,686)
Weighted average common shares         7,428,055                 7,806,079
Loss per share                             (1.87)                    (0.15)




ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.

(c)  Exhibits.

     10.1 Asset Purchase Agreement among Adventure Optics, LLC, the kindling company, Douglas Lauer and Gargoyles, Inc.
          dated September 15, 1998
     99.1 Press Release of Registrant dated September 16, 1998





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 29, 1998

                         GARGOYLES, INC.



                         By: /s/ LEO ROSENBERGER
                             -------------------
                             Leo Rosenberger
                             Chief Executive Officer,
                             Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number      Exhibit Description

     10.1 Asset Purchase Agreement among Adventure Optics, LLC the kindling company, Douglas Lauer and Gargoyles, Inc.
          dated September 15, 1998
     99.1 Press Release of Registrant dated September 16, 1998

                                                                   EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

                                      Among

                              Adventure Optics, LLC
                                as the Purchaser


                              the kindling company
                                  as the Seller


                                  Douglas Lauer
                                 as Shareholder


                                       and


                                 Gargoyles, Inc.
                                 as Shareholder

                                     Dated:

                               September 15, 1998

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT dated as of September 15, 1998 is made and entered into by and among Adventure Optics, LLC, a California limited liability company ("Purchaser"); the kindling company, a California corporation (the "Company"); Doug Lauer ("Lauer"), an individual; and Gargoyles, Inc., a Washington corporation ("Gargoyles") (as to those Sections specified on the signature page hereof).

     A. The Company is engaged in the business of designing and distributing sunglasses and related products under the Timberland brand.

     B. Purchaser wishes to purchase from the Company and the Company wishes to sell to Purchaser certain of the assets, properties and operating contracts of the Company relating to the business, subject to certain liabilities, upon the terms and conditions of this Agreement.

     C. Gargoyles is the majority shareholder of the Company, and will benefit by the transactions contemplated herein.

     D. Lauer is a shareholder of the Company, is familiar with the operations of the Company, and will benefit by the transactions contemplated herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Accounts Receivable" shall mean all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money in US dollars, whether for goods sold, services performed or to be performed, or otherwise, owned by the Company or in which the Company has any interest, together with all guarantees, security agreements and rights and interests securing the same, except that Accounts Receivable do not include any receivables on the books of Gargoyles London.

     "Affiliate" shall mean with respect to any Person (i) a Person directly or indirectly controlling, controlled by or under, control with such Person; (ii) a Person owning or controlling 10% or more of the outstanding voting securities of such Person; or (iii) an officer, director or partner of such Person. When the Affiliate is an officer, director or partner of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether by the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Asset Purchase Agreement, including all exhibits and schedules hereto, as the same may hereafter be amended, modified or supplemented from time to time.

     "Assets" shall mean the following assets of the Company:

          (a) the Inventories;

          (b) the Tangible Personal Property as accepted by Purchaser;

          (c) the Current Assets;

          (d) the Intangible Personal Property;

          (e) the Licenses and Permits;

          (f) the Contracts and Other Agreements;

          (g) the Accounts Receivable;

          (h) the Books and Records;

          (i) all rights of the Company under express or implied warranties from suppliers with respect to the Assets, to the extent assignable;

          (j) the Real Property.

     "Assumed Liabilities" shall mean those liabilities and obligations of the Company expressly assumed by Purchaser pursuant to Section 3.1 hereof.

     "Authority" shall mean any governmental, regulatory or administrative body, agency or authority, any court of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether international, national, Federal, state or local.

     "Balance Sheet" shall mean the balance sheet of the Company as of August 31, 1998.

     "Balance Sheet Date" shall mean the date of the Balance Sheet.

     "Books and Records" shall mean a complete set of all records of customers and vendors, and other written records relating to the Business owned by the Company or in which the Company has any interest, other than those, if any, which relate exclusively to the Excluded Assets.

     "Business" shall mean designing and distributing sunglasses under the Timberland brand and related products conducted by the Company using the Assets, as currently constituted and operated and as the same continues to be constituted and operated until the Closing.

     "Cash and Cash Equivalents" shall mean all cash and cash equivalents, bank accounts, certificates of deposit, bankers' acceptances, United States Government (or Agency) securities or other securities owned by the Company or in which the Company has any interest.

     "Closing" shall mean the consummation of the transactions contemplated in this Agreement.

     "Closing Date" shall mean the date upon which the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may hereafter be amended from time to time. Any reference to a specific section of the Code shall refer to the cited provision as the same may be subsequently amended from time to time, as well as to any successor provision(s).

     "Company Disclosure Schedule" shall mean the schedule, dated of even date herewith, delivered to Purchaser and executed by the Company. The Company Disclosure Schedule shall be considered a part of this Agreement.

     "Company Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed by the Company in connection with this Agreement as specified in Section 5.2 hereof.

     "Contracts and Other  Agreements"  shall mean those contracts,  agreements,
leases,  licenses,   purchase  orders,  sales  orders,  commitments  or  binding arrangements listed on Schedule 6.10 of the Company Disclosure Schedule.

     "Covenantors" shall mean the Company and Gargoyles.

     "Current Assets" shall mean all merchandising and marketing materials, catalogs, displays, packaging and ad development, Prepaid Items and such other assets reflected on the Company's books as such and accepted by Purchaser.

     "Effective  Time" shall mean 12:01 a.m.  Los Angeles  time on  September 1,
1998.

     "Excluded Assets" shall mean:

          (a) the Cash and Cash Equivalents;

          (b) all of the Company's rights to refunds of all or any part of any Taxes paid by the Company and relating to periods prior to the Effective Time;

          (c) all of the Company's tax and information returns; all correspondence between the Company and its shareholders; all corporate documents relating to the formation and capitalization of the Company or pertaining to its relations with its shareholders; and all other financial records of the Company which do not relate in any way to the Company's ownership and operation of the Assets or the Business; provided, however, that upon reasonable notice from Purchaser to the Company or its successors-in-interest, the Company or its successors-in-interest shall provide Purchaser with access at no charge to any of the foregoing described material and with copies of any of said documents;

          (d) all of the Company's claims,  causes of action,  choses in action,
     and  rights  of  set-off  of  any  kind  against  or   pertaining   to  its
     shareholders, officers and directors;

          (e)  all  of  the   Company's   rights  to  receive   mail  and  other
     communications which do not relate in any way to the ownership of the Assets or the operation of the Business; and

          (f) duty drawback, and Vision East and Vision West trade show deposits.

     "Excluded Liabilities" shall mean all liabilities and obligations of the Company other than the Assumed Liabilities including those which pertain exclusively to the Excluded Assets.

     "Intangible Personal Property" shall mean all intangible properties owned by the Company or in which the Company has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Inventories" shall mean all inventories, including, without limitation, inventories of raw materials, work in progress, storehouse stocks, materials, supplies, finished goods and consigned goods, owned by the Company or in which the Company has any interest (including the right to use pursuant to lease or similar contractual arrangement), whether located on the premises of the Business, in transit to or from such premises, in storage facilities or otherwise.

     "Knowledge" shall mean, (a) with respect to the Company, the actual knowledge of each of its directors, executive officers and key employees, the knowledge that each such person would have acquired upon diligent inquiry and the knowledge that is imputed to each such person and/or the Company by operation of Law, (b) with respect to Lauer, his actual knowledge, and (c) with respect to Gargoyles, the conscious awareness of facts or other information by Leo Rosenberger, Cynthia Pope, Cheryl Beckman, or Ger Van der Bijl (with respect to matters contained in Section 6.10(e) only) (collectively the "Gargoyles Management"), without reviewing any records, reports, agreements, orders, writs, judgments, or making any inquiry of any kind of any other officer, director, agent or employee of Gargoyles or the Company or any other person. The knowledge of Gargoyles and Lauer does not include information that might be revealed if there were to be undertaken a review of, and none of the Gargoyles Management or Lauer has in fact reviewed, any records, reports, agreements, orders, writs, judgments, or made any inquiry of any kind of any person in connection with the giving by Gargoyles or Lauer of the representations and warranties in this Agreement. Without limiting the foregoing, no facts or information known to Douglas Lauer or James Sepanek may be imputed to Gargoyles or the Gargoyles
Management, and no facts or information known to Gargoyles or the Gargoyles Management may be imputed to Lauer.

     "Labor Agreements" shall mean, collectively, (i) all employment agreements, collective bargaining agreements or other labor agreements to which the Company is a party or by which it or any of its properties is bound; (ii) all pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, retirement, welfare or incentive plans or contracts (including ERISA Plans) to which the Company is a party or by which it or any of its properties is bound; and (iii) all plans or agreements under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick plans or programs and related benefits) are afforded to any employees of the Company; other than those, if any, which constitute Excluded Assets or relate exclusively to employees who are employed with respect to the Excluded Assets.

     "Law" shall mean any law, statute, regulation, ordinance, requirement, announcement or other binding action or requirement of an Authority.

     "Licenses and Permits" shall mean all licenses and permits issued to the Company or in which the Company has any interest (including the right to use), other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Lien or Other Encumbrance" shall mean any lien, pledge, mortgage, security interest, lease, charge, conditional sales contract, option, restriction, reversionary interest, right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever.

     "Losses" shall mean all damages, awards, judgments, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to Section 14.3 hereof, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

     "Material Contracts" shall mean, collectively, the Contracts and Other Agreements which are required to be identified anywhere in the Company Disclosure Schedule pursuant to Section 6.10.

     "Order" shall mean any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

     "Payables" shall have the meaning specified in Section 3.1 hereof.

     "Pension Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA.

     "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

     "Prepaid Items" shall mean all prepaid items, utility deposits and security and similar deposits owned by the Company or in which the Company has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Principals" shall mean Doug Lauer and James Sepanek.

     "Purchaser Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by Purchaser in connection with this Agreement.

     "Purchase Price" shall have the meaning specified at Section 4.1 hereof.

     "Real Property" shall mean, collectively, all real properties in which the Company has any interest or estate (including the right to use pursuant to lease or similar contractual arrangement), together with all fixtures, trade fixtures, plant and other improvements located thereon or attached thereto.

     "Restricted Period" shall mean the one (1) year period immediately following the Effective Time.

     "Restrictive Covenants" shall mean the covenants of the Covenantors set forth at Section 13.1 hereof.

     "Tangible Personal Property" shall mean all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, tools, stores and other tangible personal property owned by the Company or in which the Company has any interest (including the right to use pursuant to lease or similar contractual arrangement) located in San Ramon, California, as accepted by Purchaser, other than the Inventories, the Current Assets and the Books and Records and other than those which constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Tax Returns" shall mean, collectively all federal, state, foreign and local tax reports, returns, information returns and other related documents required to be filed by any relevant taxing Authority.

     "Taxes" shall mean, collectively all taxes, including without limitation, income, gross receipts, net proceeds, alternative, add-on, minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, environmental, occupational, interest equalization, windfall profits and severance taxes, and all other like governmental charges.

     "Welfare Plan" shall mean any employee welfare benefit plan within the meaning of Section 3(1) of ERISA.

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

     2.1 Assets to be Transferred. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Company, Gargoyles and Purchaser herein set forth, at the Closing, the Company shall sell, transfer, convey, assign and deliver to Purchaser, by appropriate deeds, bills of sale, assignments and other instruments satisfactory to Purchaser and its counsel, and Purchaser shall purchase from the Company, all of the Company's right, title and interest, as of the Effective Time, in and to the Assets. The Assets shall be conveyed free and clear of all liabilities, obligations, Liens or Other Encumbrances, excepting only those liabilities and obligations which are expressly to be assumed by Purchaser hereunder and those Liens or Other Encumbrances securing the same which are specifically disclosed herein or expressly permitted by the terms hereof.

     2.2 Excluded Assets. The Excluded Assets shall be excluded from the Assets purchased hereunder.

     2.3 Limitation of Responsibility. Title to and all risk of loss of or damage to the Assets shall pass to Purchaser with delivery of the Bill of Sale.

     (a) OTHER THAN AS SPECIFICALLY SET FORTH IN ARTICLE VI HEREOF, NEITHER THE COMPANY NOR GARGOYLES NOR ANY OF THEIR RESPECTIVE OFFICERS (INCLUDING LAUER), DIRECTORS, ATTORNEYS OR AGENTS MAKE NOR HAVE MADE ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY OF THE SPECIFICATIONS, CONDITION, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OF THE ASSETS; THE ASSETS ARE SOLD AS IS, WHERE IS, AND WITH ALL FAULTS. NO INSPECTION REPORTS OR TESTS, SPECIFICATIONS, OR INVENTORIES NOT SET FORTH HEREIN WHICH THE COMPANY OR GARGOYLES MAY HAVE GIVEN TO PURCHASER SHALL BE DEEMED TO BE WARRANTIES OR REPRESENTATIONS OF THE COMPANY OR GARGOYLES; WITH RESPECT THERETO, PURCHASER HAS ELECTED TO RELY EXCLUSIVELY ON ITS OWN INSPECTION OF, AND DUE DILIGENCE REGARDING, THE ASSETS.

     (b) PURCHASER AGREES TO INDEMNIFY AND TO HOLD HARMLESS THE COMPANY AND GARGOYLES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, ATTORNEYS OR AGENTS AGAINST, AND NOT TO HOLD ANY OF THEM RESPONSIBLE TO PURCHASER OR TO ANY OTHER PARTY FOR ANY DAMAGES SUSTAINED OR LIABILITY INCURRED WHICH IS CAUSED BY ANY CONDITION OF THE ASSETS WHICH EXISTS AT DELIVERY, WHETHER OR NOT THE SAME BE DUE TO THE NEGLIGENCE OF THE COMPANY OR GARGOYLES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, ATTORNEYS OR AGENTS. PURCHASER AGREES THAT FOR ANY BREACH BY THE COMPANY OR GARGOYLES HEREUNDER OR UNDER THE BILL OF SALE, NO REMEDY AGAINST THE COMPANY OR GARGOYLES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, ATTORNEYS OR AGENTS FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOST PROFITS, LOST SALES, INJURY TO PERSONS OR PROPERTY, OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL LOSS) SHALL BE AVAILABLE TO PURCHASER.

The provisions of this paragraph have been specifically negotiated in lieu of a higher sale price.


                                   ARTICLE III

                            ASSUMPTION OF LIABILITIES

     3.1 Liabilities Assumed. As further consideration for the purchase and sale of the Assets, Purchaser shall, from and after the Effective Time, assume, perform, discharge and pay when due those obligations and liabilities of the Company relating to the Business which are specifically set forth in this
Section 3.1, but only to the extent specifically set forth in this Section 3.1 and subject to any contrary provisions which may be contained in Section 3.2:

     (a) all unpaid or unperformed obligations and liabilities of the Company under the written Contracts and other Agreements assigned to Purchaser hereunder arising after the Effective Time, but not arising out of any breach or default thereof prior to the Effective Time.

     (b) all payables of the Company as set forth on Schedule 6.5.4 (the "Payables");

     (c) outstanding purchase orders as of the Effective Time acceptable to Purchaser.

     (d) the performance of all warranty work arising after the Effective Time but relating to products of the Company manufactured and sold by the Company prior to the Effective Time; and

     (e) to the extent not covered by insurance in effect for the benefit of the Company as of the Effective Time, all claims first asserted after the Effective Time for personal injury or property damage which is caused by any defect in any product manufactured and sold by the Company prior to the Effective Time.

     3.2 Liabilities Not Assumed. Except to the extent expressly assumed by Purchaser pursuant to Section 3.1, Purchaser shall not assume or be liable for any liabilities or obligations of the Company, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether existing at the Effective Time or arising thereafter as a result of any act, omission or circumstance taking place prior to the Effective Time. Furthermore, notwithstanding anything to the contrary stated in Section 3.1, Purchaser shall not assume or be liable for any of the following liabilities or obligations:

     (a) the Excluded Liabilities;

     (b) any of the Company's liabilities or obligations under any Contract and Other Agreement not assigned to Purchaser hereunder, or under any Contract and Other Agreement assigned to Purchaser hereunder to the extent the same relate to period prior to the Effective Time;

     (c) any of the Company's obligations or liabilities which relate to any retirement, pension, profit sharing or other compensation plan;

     (d) any products liability or related claims or obligations for products manufactured prior to the Effective Time asserted prior to the Effective Time;

     (e) any of the Company's liabilities or obligations of any nature to any past or present shareholder of the Company or any severance, "parachute" or other similar payment to any officer, director or employee of the Company arising by virtue of the transactions contemplated herein.

     (f) except as set forth in Section 4.3 below, any of the Company's liabilities or obligations for Taxes, expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation of the consummation) of the transactions contemplated herein, including, without limitation, any related attorney's and accountant's fees;

     (g) any of the Company's liabilities or obligations against which the Company is insured (to the extent actually insured) or otherwise indemnified as of the Effective Time;

     (h) any of the Company's liabilities or obligations arising outside of the ordinary course of the Business or otherwise arising by reason of any breach of contract, tort or infringement of the rights of another;

     (i) any of the Company's liabilities or obligations under any Law or Order;

     (j) any Tax imposed on the Company based on the Company's income;

     (k) any of the Company's liabilities or obligations which would not have existed had each of the Company's representations and warranties been true as of the date hereof and as of the Closing Date and had the Company complied with each of its covenants contained in this Agreement.

                                   ARTICLE IV

                   PURCHASE PRICE, PAYMENT AND RELATED MATTERS

     4.1 Purchase Price. The total purchase price (the "Purchase Price") for the Assets and the Restrictive Covenants shall be $613,000. All Timberland returned merchandise, including merchandise paid or payable in foreign currency (the "Foreign Currency Merchandise") received prior to and after the Closing shall be the property of Purchaser and shall be shipped to Purchaser. Any credits involving such returns shall be the responsibility of Purchaser, except for foreign currency accounts which shall be the responsibility of Gargoyles, it being understood that Purchaser shall have no authority to grant credits or accept returns for Foreign Currency Merchandise.

     4.2 Payment of the Purchase Price. The Purchase Price shall be payable by Purchaser as follows:

     (a) $255,000 of the Purchase Price will be paid to Timberland on behalf of the Company (the "Timberland Payment") in full satisfaction of all license payments due and owing to Timberland by the Company, including without limitation, royalties for the second quarter of 1998 under the License Agreement between the Company and Timberland and the fee for terminating such License Agreement; and

     (b) The remaining portion of the Purchase Price will be applied against indebtedness owing to Gargoyles by the Company (the "Gargoyles Payment"); provided, however, that at Closing, $18,000 (or such lesser amount as provided in the last sentence of this paragraph) of such amount shall be placed into a holdback escrow (the "Holdback Escrow") for a period of six months (i) to be drawn upon by Purchaser to reimburse Purchaser for any customer Accounts Receivable payments received by Gargoyles on or after September 12, 1998 and that are not remitted to Purchaser, it being understood that notwithstanding anything herein to the contrary any funds from collections of Accounts Receivable received after such date shall belong to Purchaser; and/or (ii) to cover any breach of representation and warranty by Gargoyles, with any balance in the Holdback Escrow account six months after the Closing to be released to Gargoyles. The amount of the Holdback Escrow shall be deposited with the firm of Steinhart & Falconer LLP to be held in escrow pursuant to the terms hereof. The parties agree to execute any further documentation consistent with the foregoing and customary under the circumstances as reasonably requested by Steinhart & Falconer LLP with respect to the escrow arrangement. Notwithstanding anything herein to the contrary, the amount of the Holdback Escrow to be deposited at the Closing shall be reduced by the amount (the "Receivable Collection Amount") of any collections of Accounts Receivable received during the period commencing on September 12, 1998 and ending on the Closing, and the Receivable Collection Amount shall be deemed to reduce the Purchase Price.

     4.3 Transfer Taxes. All sales and documentary and transfer taxes arising out of the sale of the Assets hereunder, shall be paid by Purchaser.


                                    ARTICLE V

                                     CLOSING

     5.1 Time and Place. Subject to the provisions of Section 15.1 hereof as to termination of this Agreement without default, the Closing shall take place at the offices of Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017, at 10:00 a.m. local time on or at such other time and place as Purchaser and the Company mutually agree in writing, such transactions to be effective as of the Effective Time.

     5.2 Transactions at the Closing. At the Closing, the following shall occur:

     (a) Purchaser shall pay the Timberland Payment to Timberland;

     (b) Purchaser shall pay the Gargoyles Payment to Gargoyles by wire transfer to an account as specified in writing by Gargoyles;

     (c) Purchaser shall deliver to the Company the certificates referred to in Sections 11.1 and 11.2 hereof;

     (d) The Company shall deliver to Purchaser an assignment (to the extent assignable) of Contracts and Other Agreements, Licenses and Permits, and a bill of sale and assignment covering the balance of the Assets, attached hereto, together with such other instruments of sale, transfer, conveyance, assignment and confirmation, and the Company shall take such further actions, as Purchaser may reasonably deem necessary or desirable in order to convey to Purchaser, and to confirm Purchaser's title to, all of the Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto.

     (e) The Company shall deliver all of the Books and Records to Purchaser;

     (f) The Company shall deliver to Purchaser the certificates referred to in Sections 10.1 and 10.2 hereof;

     (g) The Company shall deliver to Purchaser the opinion of counsel referred to in Section 10.4 hereof;

     (h) The Company shall provide to Purchaser a certificate of good standing with respect to its jurisdiction of formation; and

     (i) The Company shall deliver to Purchaser all other properties, documents and certificates required to be delivered to Purchaser hereunder, to the extent not theretofore delivered.

     (j) Lauer and James Sepanek shall deliver a termination and release with respect to their respective employment contracts in form satisfactory to the Company in its sole discretion.

     (k) Purchaser shall calculate any transfer tax owing as a result of the foregoing transactions and promptly remit the same to the appropriate taxing authorities.

     (l) The Company shall deliver to Purchaser full detail in writing of (i) all open Accounts Receivable as of August 27, 1998 and the Closing, including without limitation, customer names, numbers, addresses, invoice numbers, invoice amounts, and payment and credit information, together with copies of all outstanding invoices relating thereto, and (ii) all Payables as of the Closing, including without limitation, vendor names, numbers, addresses, invoice numbers, invoice amounts, and payment and credit information, together with copies of all outstanding invoices relating thereto.

     The foregoing transactions shall be deemed to occur simultaneously at the Closing.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     Each of the Company, Lauer (but only to the extent of his Knowledge) and Gargoyles (but only to the extent of its Knowledge), severally, represents and warrants to Purchaser that:

     6.1 Organization; Authority; Due Authorization.

          6.1.1 Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

          6.1.2 Authority to Execute and Perform Agreements. The Company has all requisite power and authority required to enter into, execute and deliver this Agreement and all of the other Company Documents and to perform fully the Company's obligations hereunder and thereunder.

          6.1.3 Due Authorization; Enforceability. The Company has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the other Company Documents and to consummate the transactions contemplated herein and therein. This Agreement is, and as of the Closing Date, the other Company Documents will be, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          6.1.4 Organization; Authority; Due Authorization; Enforceability. Gargoyles is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Gargoyles has all requisite power and authority required to enter into, execute and deliver this Agreement and all of the other documents to be executed and delivered by it and to perform fully its obligations hereunder and thereunder. Gargoyles has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the other documents to be executed and delivered by it and to consummate the transactions contemplated herein and therein. This Agreement is, and as of the Closing Date, such other documents will be, the legal, valid and binding obligations of Gargoyles enforceable in accordance with their respective terms.

     6.2 No Violation. Except as disclosed in Section 6.2 of the Company Disclosure Schedule, neither the execution or delivery by the Company of this Agreement or any of the Company Documents nor the consummation of the transactions contemplated herein or therein will: (a) violate any provision of the Articles of Incorporation, bylaws or other charter documents of the Company;
(b) violate, conflict with or constitute a default under, permit the termination or acceleration of, or cause the loss of any rights or options under, any Material Contract; (c) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any Material Contract which has not already been obtained; (d) result in the creation or imposition of any Lien or Other Encumbrance upon any of the Assets which is of a character not permitted by Section 6.3 below; or (e) violate or require any consent or notice under any Law or Order to which the Company or any of its properties is subject.

     6.3 Regulatory Approvals and Other Consents. Section 6.3 of the Company Disclosure Schedule sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement, whether prescribed by the Articles of Incorporation, bylaws, partnership agreement or other charter document of the Company, whether prescribed by Law or Order or whether required pursuant to the terms of any Material Contract, which must be obtained from any Person or which must otherwise be satisfied by the Company in order that (i) the execution or delivery by the Company of this Agreement or any of the Company Documents and
(ii) the consummation of the transactions contemplated herein or therein will not cause any breach of the representations and warranties contained in Section 6.2.

     6.4 Title to Assets. Without limiting the representations and warranties as to specific classes of Assets contained elsewhere herein, the Company has good and marketable title to each of the Assets owned by it and the valid and enforceable right to receive and/or use each of the Assets in which the Company has any other interest, free and clear of all Liens or Other Encumbrances except for (a) any Liens or Other Encumbrances disclosed in Section 6.4 of the Company Disclosure Schedule, (b) liens for current taxes not yet due and payable and (c) minor liens or other encumbrances which will not materially impair the value or utility of any material component of the Assets from and after the Effective Time or the Company's ability to consummate the transactions contemplated herein. The delivery to Purchaser of the instruments of transfer of ownership contemplated by this Agreement will at the Effective Time vest good and marketable title to, or the valid and enforceable right to receive and/or use, each such Asset in Purchaser, free and clear of all Liens or Other Encumbrances except those marked by an asterisk in Section 6.4 of the Company Disclosure Schedule and those described in (b) and (c) above.

     6.5 Financial Condition.

          6.5.1 No Undisclosed Liabilities. Except for (i) those liabilities specifically accrued or reserved against on the Balance Sheet, (ii) those current liabilities for trade or business obligations incurred since the Balance Sheet Date in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practices, (none of which is, individually or in the aggregate, material and none of which is for breach of contract, breach of warranty, tort or infringement),
     (iii) those liabilities arising under any Material Contract (none of which liabilities is for breach of contract, breach of warranty, tort or infringement), or (iv) those liabilities otherwise specifically disclosed in Sections 6.5.1 and 6.5.4 of the Company Disclosure Schedule (none of which liabilities is for breach of contract, breach of warranty, tort or infringement), the Company has, as of the date hereof, no direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, which individually or in the aggregate has a Material Adverse Effect on the Company.

          6.5.2 Inventories. Except as set forth on Schedule 6.5.1, no items included in the Inventories as of the date hereof were, or are, held by the Company on consignment from others.

          6.5.3 Accounts Receivable. Section 6.5.3 of the Company Disclosure Schedule sets forth a complete and accurate schedule of the Accounts Receivable as of the Balance Sheet Date, as reflected in the Balance Sheet, together with an accurate aging of the same. All Accounts Receivable accrued on the Balance Sheet and all Accounts Receivable existing as of the date hereof resulted from valid sales in the ordinary course of the Business.

          6.5.4 Payables. Section 6.5.4 of the Company Disclosure Schedule sets forth a true and correct aged list of all Payables. All of the Payables arose from bona fide purchases of goods or services in the ordinary course of the Business.

     6.6 Tax Matters. Except as indicated in Section 6.6 of the Company Disclosure Schedule:

     (a) within the times and in the manner prescribed by law, the Company has filed all Tax Returns which the Company is required to file, has paid or provided for all Taxes shown thereon to be due and owing by it and has paid or provided for all deficiencies or other assessments of Taxes, interest or penalties owed by it; no taxing Authority has asserted, or will successfully assert, any claim for the assessment of any additional Taxes of any nature with respect to any periods covered by any such Tax Returns, all Taxes which are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper taxing Authority or properly segregated or deposited as required by Law;

     (b) each Tax Return filed by the Company fully and accurately reflects its liability for Taxes for such year or period and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future liabilities for Taxes, including the tax bases of its properties and assets. The provisions for Taxes payable reflected in the Financial Statements are fully adequate and correct;

     (c) No audit of any Tax Return of the Company is in progress or, to the knowledge of the Company, threatened;

     (d) no extensions of time with respect to any date on which any Tax Return was or is to be filed by the Company is in force;

     (e) the Company has not waived or extended any applicable statute of limitations relating to the assessment of any Taxes;

     (f) no issues have been raised with the Company by any taxing authority which are currently pending in connection with any Tax Returns. No material issues have been raised in any examination by any taxing Authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to any such examination;

     (g) the Company has not filed a consent pursuant to Section 341(f) of the Code nor has agreed to have Section 341(f)(2) of the Code applied to any disposition of a Subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code); and

     (h) the Company has delivered to Purchaser true and correct copies of all federal and state income Tax Returns of the Company for each fiscal year since its incorporation.

     6.7 Compliance with Laws; Governmental Matters. The Company has in all material respects complied with, and is now in all material respects in compliance with, all Laws and Orders applicable to the Company or the Assets or the operation of the Business. Section 6.7 of the Company Disclosure Schedule sets forth each License and Permit, together with its date of expiration and a brief description of its material terms. Except for the Licenses and Permits already held by the Company as disclosed in Section 6.7 of the Company Disclosure Schedule, no other franchise, license, permit, order or approval of any Authority is material to or necessary for the conduct of the Business as presently conducted or as proposed to be conducted. Each License and Permit is in full force and effect; the Company is now and has at all times in the past been in all material respects in full compliance with each thereof, no violations are recorded by any Authority in respect of any thereof, and no proceeding is pending or, to the knowledge of the Company, threatened to revoke, amend or limit any thereof. Except as disclosed in Section 6.7 of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened proceedings by or before any Authority which involve new special assessments, assessment districts, bonds, Taxes, condemnation actions, Laws or Orders or similar matters which, if instituted, could reasonably be expected to have a Material Adverse Effect on the Company.

     6.8 Litigation. Section 6.8 of the Company Disclosure Schedule sets forth an accurate and complete description of every pending or, to the knowledge of the Company, threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure actions), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Company, the Business or the Assets, other than collection actions filed by the Company and involving less than $5,000.

     6.9 Property of the Company.

          6.9.1 Real Property. Section 6.9.1 of the Company Disclosure Schedule sets forth, as of the date hereof, an identification of all Contracts and Other Agreements together with all amendments thereto, under which the Company has any interest or estate in any of the Real Property.

          6.9.2 Tangible Personal Property. Section 6.9.2 of the Company Disclosure Schedule sets forth, as of the date hereof, (i) a description, including the location, of each item of the Tangible Personal Property owned by the Company having either a depreciated book value or estimated fair market value per unit in excess of $5,000, or not owned by the Company but in the possession of or used in the Business and having rental payments therefor in excess of $20,000 per year; and (ii) a description of the owner of, and any Contract and Other Agreement relating to the use of, each such item of the Tangible Personal Property not owned by the Company and the circumstances under which such property is used.

          6.9.3 Intangible Personal Property. Section 6.9.3 of the Company Disclosure Schedule sets forth, as of the date hereof, (i) a true and accurate identification of each fictitious business name, trademark, service mark, trade name and slogan, statutory, common law and registered copyright, and patent and associated invention constituting a part of the Intellectual Property; (ii) a true and complete schedule of each registration and application for any of the foregoing, constituting a part of the Intangible Personal Property; and (iii) a true and complete list of each Contract and Other Agreement to which the Company is a party either as licensee or licensor relating to any item of the Intangible Personal Property.

     (a) there are no pending claims, actions, judicial or other adversary proceedings, disputes or disagreements involving the Company concerning any item of the Intangible Personal Property, and, to the knowledge of the Company, no such action, proceeding, dispute or disagreement is threatened; and

     6.10 Agreements. Section 6.10 of the Company Disclosure Schedule sets forth a true and correct list of each Contract and Other Agreement now in effect except (i) any Contract and Other Agreement which is specifically identified elsewhere on the Company Disclosure Schedule or which would be required to be disclosed therein but for specific exemptions contained in any of such Sections;
(ii) purchase or sales orders made in the ordinary course of the Business and not involving a commitment for a duration greater than one year or an aggregate amount in excess of $10,000; and (iii) any other Contract and Other Agreement made in the ordinary course of the Business and not providing for a duration in excess of six months or involving aggregate payments or potential liabilities in excess of $20,000. Except as disclosed in Section 6.10 of the Company Disclosure Schedule, as of the date hereof:

     (a) each Material Contract is the valid and binding obligation of the other contracting party, enforceable in all material respects in accordance with its terms against the other contracting party and is in full force and effect; and all rights of the Company thereunder are owned free and clear of any Lien or Other Encumbrance;

     (b) no other contracting party to any Material Contract is now in material breach thereof or has breached the same in any material respect within the twelve-month period prior to the date hereof; the Company has no knowledge of any anticipated material breach thereof by any such party; and there are not now, nor have there been in the twelve-month period prior to the date hereof, any disagreements or disputes between the Company and any other party to any Material Contract relating to the validity or interpretation of such Material Contract or to the performance by any party thereunder;

     (c) the Company has fulfilled all material obligations required pursuant to each Material Contract to have been performed by it prior to the date hereof, and the Company has no reason to believe that the Company will not be able to fulfill, when due, all of its obligations under each Material Contract which remain to be performed after the date hereof;

     (d) the Company has not received any notice that any party to any Material Contract intends to cancel or terminate any such Material Contract or to exercise or not to exercise any option thereunder;

     (e) the Company is not under any material liability or obligation with respect to the return of inventory or products sold by the Company which are in the possession of distributors, wholesalers, retailers or customers;

     6.11 Labor and Employment Matters.

          6.11.1 Labor Agreements. Section 6.11.1 of the Company Disclosure Schedule sets forth a true and current list of all of the Labor Agreements now in effect. Section 6.11.1 of the Company Disclosure Schedule also includes a true and complete schedule listing the names, total annual compensation, total accrued vacation and other fringe benefits of each person employed by the Company presently receiving compensation aggregating in excess of $30,000 per year. Except as disclosed in Section 6.11.1 of the Company Disclosure Schedule, as of the date hereof all employees of the Company are employees at will and the employment of each employee of the Company may be terminated immediately by the Company, except as otherwise provided by statute or decisional authority;

          6.11.2 Compliance With Labor Laws and Agreements. Except as disclosed in Section 6.11.2 of the Company Disclosure Schedule, the Company has complied in all material respects with all Labor Agreements and all applicable Laws and Orders relating to the employment of labor.

     6.12 Pension and Benefit Plans. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, for payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Books and Records. All reasonably anticipated obligations of the Company with respect to such employees, whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Effective Time or adequate accruals therefor have been made in the Balance Sheet.

     6.13 Insurance. Section 6.13 of the Company Disclosure Schedule sets forth a true and correct list of all policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of the Company specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $10,000.

     6.14  Suppliers  and  Customers.  Section  6.14 of the  Company  Disclosure
Schedule is a correct and current list of all customers of the Business who purchased more than $10,000 of products or services from the Company during its last fiscal year, together with summaries of the sales made to each such customer during the Company's last fiscal year.

     6.15 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company.

     6.16 Full Disclosure. The Company has heretofore made all of the Books and Records available to Purchaser for its inspection and has heretofore delivered to Purchaser copies of all agreements and documents referred to in the Company Disclosure Schedule. All documents and other papers delivered to Purchaser by or on behalf of the Company in connection with this Agreement and the transactions contemplated herein are accurate, complete and authentic. Furthermore, the information furnished to Purchaser by or on behalf of the Company in connection with this Agreement and the transactions contemplated herein does not contain any untrue statement of a material fact.

     6.17 Representations and Warranties on Closing. The representations and warranties contained in this Article VI shall be true and complete in all material respects at and as of the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time, except as affected by the transactions contemplated in this Agreement.

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company as follows:

     7.1 Due Incorporation. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

     7.2 Authority to Execute and Perform Agreements. Purchaser has all requisite power, authority and approval required to enter into, execute and deliver this Agreement and the other Purchaser Documents and to perform fully Purchaser's obligations hereunder and thereunder.

     7.3 Due Authorization; Enforceability. Purchaser has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and all other Purchaser Documents and to consummate the transactions contemplated herein and therein. This Agreement is, and as of the Closing Date, such other Purchaser Documents will be, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms.

     7.4 No Violation. Neither the execution and delivery of this Agreement and all other Purchaser Documents nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of the organized documents of Purchaser; (b) violate, conflict with, or constitute a default under any contract or other lease agreement or other instrument to which Purchaser is a party or by which it or its property is bound; (c) require the consent of any party to any material contract or other agreement to which Purchaser is a party by which it or its property is bound; or (d) violate any Laws or Orders to which Purchaser or its property is subject.

     7.5 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any Law or Order which must be obtained or satisfied by Purchaser and which are necessary for the execution and delivery by Purchaser of this Agreement and all other Purchaser Documents and the consummation of the transactions contemplated in this Agreement will be obtained and satisfied prior to the Closing.

     7.6 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Purchaser or any action taken by Purchaser.

     7.7 Representations and Warranties on Closing Date. The representations and warranties contained in this Article VII shall be true and complete at and as of the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time.


                                  ARTICLE VIII

                              INTENTIONALLY DELETED

                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                             OF EACH PARTY TO CLOSE

     The obligations of the Company and Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing of all of the conditions set forth below in this Article IX.

     9.1 No Action or Proceeding. No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated herein which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

     9.2 Governmental Approvals. Any and all permits and approvals from any Authority required for the lawful consummation of the transactions contemplated herein shall have been obtained.


                                    ARTICLE X

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                              OF PURCHASER TO CLOSE

     The obligation of Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all of the conditions set forth below in this Article X.

     10.1 Representations and Warranties. The representations and warranties of the Company and the representations of Gargoyles and Lauer, respectively, contained in this Agreement and in any Company Document shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and at the Closing the Company shall have delivered to Purchaser a certificate to such effect signed by the President of the Company and addressed to Purchaser, and Gargoyles shall have delivered to Purchaser a certificate to such effect signed by a senior officer of Gargoyles and addressed to Purchaser.

     10.2 Performance of Covenants. Each obligation of the Company to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing the Company shall have delivered to Purchaser a certificate to such effect signed by the President of the Company and addressed to Purchaser.

     10.3 Third Party Consents. All consents, permits and approvals from Authorities and from parties to any Material Contract which may be required in connection with the consummation of the transactions contemplated hereby or the continuance of such Material Contract after the Effective Time shall have been obtained upon terms and conditions satisfactory to Purchaser.

     10.4 Opinion of Counsel to the Company. Purchaser shall have received the favorable opinion of Steinhart & Falconer, counsel to the Company and Gargoyles, dated as of the Closing Date, addressed to Purchaser, in form and substance reasonably satisfactory to Purchaser.

     10.5 Satisfactory Business Review. Purchaser shall have satisfied itself, after receipt and consideration of the Company Disclosure Schedule and after Purchaser and its representatives have completed the review of the Business that the representations and warranties of the Company are true and correct.

     10.6 Certain Agreements and Instruments. Purchaser shall have received at the Closing the agreements, documents and instruments referred to in Article V to be delivered to Purchaser by the Company at the Closing.

     10.7 License Agreement. Timberland shall have executed and delivered to Purchaser a new license agreement between Timberland and Purchaser in form and substance satisfactory to Purchaser in its sole and absolute discretion.

     10.8  Employment  Agreements.   The  Principals  shall  have  executed  and
delivered to Purchaser employment agreements in form and substance satisfactory to Purchaser in its sole and absolute discretion.

     10.9 Invention and Confidentiality Agreement. Each of the Principals shall have delivered to Purchaser at the Closing a definitive Employee Invention and Confidentiality Agreement, in a form provided by Purchaser, whereby such Principal, among other things, agrees to hold in strictest confidence all confidential proprietary information and trade secrets of the Business which are in his possession or known to him.


                                   ARTICLE XI

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

     The obligation of the Company to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all the conditions set forth below in this Article XI.

     11.1 Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement and in any Purchaser Document shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and at the Closing Purchaser shall have delivered to the Company a certificate to such effect.

     11.2 Performance of Covenants. Each of the obligations of Purchaser to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing Purchaser shall have delivered to the Company a certificate to such effect.

     11.3 Release. Timberland shall have executed and delivered to Gargoyles and the Company a release of all claims against Gargoyles and the Company including, specifically any claims arising from the license agreement between the Company and Timberland, in form and substance satisfactory to Gargoyles and the Company.

     11.4 Employment Agreement Terminations. Each of Lauer and James Sepanek shall have executed and delivered terminations of their respective employment agreements in form satisfactory to Gargoyles.


                                   ARTICLE XII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                                 OF THE PARTIES

     12.1 Survival of Representations and Covenants of the Company. Notwithstanding any right of Purchaser to investigate fully the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any Company Document. With the sole exception of those covenants which are to be performed by the Company after the Closing (which shall survive until a claim thereon is barred by the applicable statute of limitations), each representation, warranty, covenant and agreement of the Company contained herein or in any Company Document shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the second anniversary of the Closing Date, except that the representations and warranties of the Company contained in Section 6.6 shall terminate and expire ninety (90) days after the expiration of the statute of limitations applicable to claims by third parties against Purchaser in respect of the matter or matters which are the subject of said representations and warranties, unless, or before such date, Purchaser has delivered to the Company a written notice of a claim with respect to such representation, warranty, covenant or agreement.

     12.2 Survival of Representations and Covenants of Purchaser. With the sole exception of those covenants which are to be performed by Purchaser after the Closing (which shall survive until a claim thereon is barred by the applicable statute of limitations), each representation, warranty, covenant and agreement of Purchaser contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the second anniversary of the Closing Date, unless, on or before such date, the Company has delivered to Purchaser a written notice of a claim with respect to such representation, warranty, covenant or agreement.


                                  ARTICLE XIII

                     COVENANTS AND AGREEMENTS OF THE PARTIES
                                  AFTER CLOSING

     13.1 The Company acknowledges that Purchaser would not purchase the Assets but for the agreements and covenants of the Covenantors contained in this
Section 13.1. Accordingly, each of the Covenantors, severally covenants and agrees as follows:

          13.1.1 Sale of Inventory. Such Covenantor shall not at any time within the Restricted Period sell or otherwise dispose of any inventory of sunglasses bearing the Timberland mark.

          13.1.2 Employees. During the Restricted Period, such Covenantor shall not directly or indirectly (i) solicit or encourage any employee of the Company to leave the employ of the Purchaser or (ii) hire any current employee of the Company who has left the employment of the Purchaser if such hiring is proposed to occur within one year after the termination of such employee's employment with the Purchaser or any such Affiliate.

          13.1.3 Confidential Information. From and after the Effective Time, such Covenantor shall keep secret and retain in strictest confidence, and shall not use for the benefit of such Covenantor or any Person other than Purchaser, all confidential matters and trade secrets known to him relating to the Business, including, without limitation, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, invention and research projects and other business affairs relating to the Business learned by the Covenantors heretofore or hereafter, and shall not disclose them to anyone outside of Purchaser and its Affiliates except upon Purchaser's express prior written consent.

          13.1.4 Rights and Remedies Upon Breach. If any Covenantor breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, Purchaser shall have the following rights and remedies, each of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Purchaser at law or in equity:

     (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to Purchaser; and

     (b) Accounting and Indemnification. The right and remedy to require such Covenantor (i) to account for and pay over to Purchaser all compensation, profits, monies, accruals, increments or other benefits derived or received by such Covenantor or any associated party deriving such benefits as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify Purchaser against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

          13.1.5 Severability of Covenants/Blue Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Such Covenantor hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

          13.1.6 Enforceability in Jurisdictions. The Covenantors and Purchaser intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Covenantors and Purchaser that such determination not bar or in any way affect the right of Purchaser to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     13.2 Further Assurance. At any time and from time to time after the Closing, at Purchaser's request and without further consideration, the Company shall (i) execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order more effectively to convey to Purchaser, and to confirm Purchaser's title to, all of the Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto and (ii) prosecute or otherwise enforce in its own name for the benefit of Purchaser any claims, rights or benefits which are transferred to Purchaser under this Agreement but which require prosecution or enforcement in the Company's name. After the Closing, at reasonable times and on reasonable notice, the Company shall have access to the Books and Records, Purchaser shall have access to the minute books and stock ledger records of the Company and Purchaser shall retain the Books and Records, and the Company shall retain such minute books and stock ledger records, for a period of three years after the Closing.

     13.3 Collection of Accounts Receivable. Purchaser shall have the right and authority to collect for its own account all Accounts Receivables acquired under this Agreement and to endorse with the name of the Company or Gargoyles, as the case may be, any checks received on account of any such Receivable. The Covenantors agree that they will promptly transfer and deliver to Purchaser any cash or other property which any Covenantor may receive in respect of such Receivables. Any payment by an account debtor which owes money to both Purchaser (based upon an Account Receivable) and any Covenantor that is made to the Company or Gargoyles after the Effective Time shall be applied first to the Account Receivable owing to Purchaser and paid to Purchaser unless an account debtor specifies that one or more of such payments is being made with respect to a particular account receivable payable to Gargoyles. Immediately after the Closing, Covenentors shall close the "Timberland" account at Wells Fargo Bank.

     13.4 Covenant of REM. Without the prior approval of Gargoyles, REM shall not accept returns or give credits for Foreign Account Merchandise. If Purchaser receives any funds arising from the collection of Foreign Account Merchandise, it shall promptly remit same to the Company.

                                   ARTICLE XIV

                                 INDEMNIFICATION

     14.1 Indemnification by the Company and Lauer. Provided Purchaser's claim therefor is instituted by written notice within the time period specified in
Article XII, the Company and Lauer (each an "Indemnitor") shall severally indemnify, defend and hold harmless (i) Purchaser, (ii) each of Purchaser's Affiliates, assigns and successors in interest to the Business and the Assets and (iii) each of their respective shareholders, directors, officers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from:

     (a) any breach of any representation, warranty, covenant or agreement of such Indemnitor contained in this Agreement or in any other document executed or delivered by such Indemnitor;

     (b) any litigation, arbitration, governmental investigation, suit, action or other proceeding referred to at Section 6.8 and any liability disclosed in
Section 6.5.1 of the Company Disclosure Schedule, other than those specifically assumed by the Purchaser pursuant to Section 3.1;

     (c) any Tax obligation of the Company, other than those, if any, specifically assumed by Purchaser pursuant to Section 3.1 and Section 4.3;

     (d) any other debt, liability or obligation of the Company, direct or indirect, fixed, contingent or otherwise, now or as of the Effective Time known or unknown, and whether or not then due or payable, which exists at or as of the Effective Time or which arises after the Effective Time but which is based upon or arises from any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Effective Time, except to the extent the same are expressly assumed by Purchaser pursuant to Section 3.1; and

     (e) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incurred in enforcing this indemnity.

     14.2 Indemnification by Gargoyles. Provided Purchaser's claim therefor is instituted by written notice within the time period specified in Article XII, Gargoyles shall indemnify, defend and hold harmless (i) Purchaser, (ii) each of Purchaser's Affiliates, assigns and successors in interest to the Business and the Assets and (iii) each of their respective shareholders, directors, officers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of Gargoyles contained in this Agreement or in any other document executed or delivered by Gargoyles pursuant hereto.

     14.3 Indemnification by Purchaser. Provided the Company's claim therefor is instituted by written notice within the time period specified in Article XII, Purchaser shall indemnify, defend and hold harmless the Company and Gargoyles from and against any Losses arising out of or due to (i) a breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or in any Purchaser Document; (ii) any liability or obligation assumed by Purchaser pursuant to Article III; and (iii) any claim, suit, action or proceeding which pertains to the ownership, organization, operation or conduct of the Business by Purchaser after the Closing (other than a claim, suit, action or proceeding the likelihood of which should have been disclosed by the Company pursuant to any provision of this Agreement) or to the other affairs of Purchaser prior to or after the Closing, or which pertains in any way, or arises out of, the formation, syndication, capitalization or funding of Purchaser, including, without limitation, any actual or alleged misstatement or omission of material fact in connection with said formation, syndication, capitalization or funding of Purchaser.

     14.4 Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 14.1, 14.2 or 14.3 or pursuant to any other specific indemnification covenant contained in this Agreement, the Indemnified Party shall promptly give Purchaser or the Company (as appropriate), written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 14.4.

     14.5 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or such constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnified Party be liable to pay for the costs and expenses of more than one such separate counsel. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. Notwithstanding the foregoing, however, Purchaser shall in all cases be entitled to control of the defense of any such action if it (i) may result in injunctions or other equitable remedies in respect of Purchaser or the Business; (ii) may result in liabilities which, taken with other then existing claims by Purchaser under this Article XIV, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the Business or the financial condition of Purchaser (including an effect on the Tax liabilities, earnings or ongoing business relationships of Purchaser) even if the Company pays all indemnification amounts in full.


                                   ARTICLE XV

                              TERMINATION; REMEDIES

     15.1 Termination Without Default. In the event that as of September 15, 1998, any event or state of facts not constituting a default by either party shall exist, which event or state of facts constitutes a failure of the conditions precedent for either party's benefit, the party for whose benefit such condition precedent is imposed hereby shall have the right, at its sole option, to terminate this Agreement prior to the Closing without liability to the other party. Such right may be exercised by Purchaser or the Company, as the case may be, giving written notice to the other on or before the Closing Date, specifying the event or state of facts giving rise to such right of termination.

     15.2 Termination Upon Default. Either party may terminate this Agreement by giving notice to the other on or prior to the Closing Date, without prejudice to any rights or obligations it may have, if, after written notice of the default and the passage of a five day cure period thereafter, the other party has failed in the due and timely performance of any of its covenants or agreements herein contained or there shall have been a breach of the other's warranties and representations herein contained. In any such event the party who is not guilty of the breach may, in addition to all of its other rights and remedies, recover from the party responsible for the breach all Losses.

     15.3 Specific Performance. The parties acknowledge that the Assets are unique and cannot be obtained by Purchaser except from the Company and for that reason, among others, Purchaser will be irreparably damaged in the absence of the consummation of this Agreement. Therefore, in the event of any breach by the Company of this Agreement, Purchaser shall have the right, at its election, to obtain an order for specific performance of this Agreement, without the need to post a bond or other security, to prove any actual damage or to prove that money damages would not provide an adequate remedy.

     15.4 Attorneys' Fees. If the Company or Purchaser shall bring an action against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.


                                   ARTICLE XVI

                            EXPENSES; CONFIDENTIALITY

     16.1 Expenses of Sale. Each party hereto shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein.

     16.2 Confidentiality.  Subject to any obligation to comply with (i) any Law
(ii) any rule or regulation of any Authority or securities exchange or (iii) any subpoena or other legal process to make information available to the Persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other and all of the terms and conditions of this Agreement shall be kept in confidence by each party, and each party shall cause its shareholders, directors, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by Purchaser through its own independent investigations of the Company or received by Purchaser from a third party not under any obligation to keep such information confidential nor to any information obtained by Purchaser which is generally known to others engaged in the trade or business of the Company; and provided, further, that from and after the Closing, Purchaser shall be under no obligation to maintain confidential any such information concerning the Company. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.

     16.3 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated herein shall be issued without advance written approval of the form and substance thereof by Purchaser and the Company; provided, however, that such restrictions shall not apply to any disclosure required in the reasonable judgment of the party making such release or announcement by regulatory Authorities, applicable Law or the rules of any securities exchange which may be applicable.

                                  ARTICLE XVII

                                     NOTICES

     17. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or a professional messenger service), or sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

                           Purchaser:

                               10941 La Tuna Canyon Road
                               Sun Valley, California 91352
                               Attention: Ms. Donna Nakawaki
                               Telecopy No.: (818) 767-5493

                           With a copy to:

                               Loeb & Loeb LLP
                               1000 Wilshire Boulevard, Suite 1800
                               Los Angeles, California 90017
                               Attention: David L. Ficksman, Esq.
                               Telecopy No.: (213) 688-3460

                           Company or Lauer:

                               100 Park Place, #230
                               San Ramon, California 94583
                               Attention: Mr. Doug Lauer
                               Telecopy No.: (925) 552-1380

                           Gargoyles:

                               Gargoyles, Inc.
                               5866 S. 194th Street
                               Kent, Washington  98032
                               Attention: Cynthia Pope, Esq.
                               Telecopy No.: (253) 872-3317


All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.


                                  ARTICLE XVIII

                                  MISCELLANEOUS

     18.1 Further Assurances. Each of the parties shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

     18.2 Modifications and Amendments; Waivers and Consents. At any time prior to the Closing Date or termination of this Agreement, Purchaser, on the one hand, and Company, on the other hand, may, by written agreement:

     (a) extend the time for the performance of any of the obligations or other acts of the other party hereto;

     (b) waive any inaccuracies in the representations and warranties made by the other party contained in this Agreement or any other agreement or document delivered pursuant to this Agreement; and

     (c) waive compliance with any of the covenants or agreements of the other party contained in this Agreement. However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall be given in writing.

     18.3 Entire Agreement. This Agreement (including the exhibits hereto and the Company and Purchaser Disclosure Schedules) and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the purchase of the Assets and related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

     18.4 Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Article XVII or in any other manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

     18.5 Binding Effect. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Neither this Agreement, nor any rights or obligations of any party hereunder, may be assigned by a party without the prior written consent of the other party; provided, however, that prior to or following the Closing, this Agreement and any rights and obligations of Purchaser hereunder and under any Purchaser Documents may, without the prior written consent of the Company, be assigned and delegated by Purchaser to any Person affiliated with Purchaser or pledged or hypothecated to any lender(s) of Purchaser or any such Affiliate, and following the Closing, this Agreement and any rights and obligations of Purchaser hereunder and under any Purchaser Documents may also be assigned and delegated by Purchaser, without the prior written consent of the Company, to any successor-in-interest of Purchaser to the Business or the Assets or to a substantial portion thereof; provided, however, that no delegation by Purchaser of any such obligation shall relieve Purchaser of liability therefor.

     18.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart.

     18.7 Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     18.8 Currency. All payments required to be made pursuant to this Agreement, including, without limitation, all amounts which in the aggregate comprise the Purchase Price and adjustments thereto made subsequent to the Closing, and amounts required to be paid in accordance with any indemnity provisions of this Agreement, shall be made in United States dollars.

     18.9 Gender; Tense, Etc. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

     18.10 Severability. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

     18.11 No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement.

     18.12 Gargoyles is entering into this Agreement only for the purpose of giving the representations and warranties contained in Article VI (except for the representations and warranties in Sections 6.1.1, 6.1.2 and 6.1.3) and making certain covenants contained in Article XIII. Except with respect to indemnification obligations under Article XIV, with respect to which Gargoyles shall be liable solely for incorrectness of those covenants, representations and warranties named in the immediately preceding sentence, Gargoyles has no liability for any other provision of this Agreement. Lauer is entering into this Agreement in his individual capacity only for purposes of giving certain representations and warranties contained in Article VI. Except with respect to Lauer's indemnification obligations under Article XIV, Lauer has no liability for any other provision of this Agreement. The Company shall have no liability for the representations and warranties of Gargoyles in Section 6.1.4.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   PURCHASER

                                   Adventure Optics, LLC
                                   a California limited liability company

                                   By: /s/ Mike Hundert
                                   --------------------------------------------
                                         Mike Hundert
                                    Its: President and CEO


                                   THE COMPANY

                                   the kindling company,
                                   a California corporation

                                   By: /s/ Douglas Lauer
                                   --------------------------------------------
                                         Douglas Lauer
                                    Its: President


                                   GARGOYLES

                                   Gargoyles, Inc., a Washington corporation only with respect to Articles VI, XIII and XIV

                                   By: /s/ Leo Rosenberger
                                   --------------------------------------------
                                         Leo Rosenberger
                                    Its: Chief Executive Officer and
                                         Chief Financial Officer


                                   /s/ Douglas Lauer
                                   --------------------------------------------
                                       Douglas Lauer

                                                                    EXHIBIT 99.1


                  GARGOYLES REPORTS SALE OF TIMBERLAND EYEWEAR

Kent, Washington: September 16, 1998 - Gargoyles, Inc. (OTC) today reported the sale yesterday of substantially all the assets of the kindling company, the company's majority owned subsidiary which designed and distributed Timberland Eyewear branded products. The company owns 70% of Kindling, which was formed in 1996 as a joint venture with The Timberland Company and Douglas W. Lauer, Kindling's President. Kindling's assets were sold to Adventure Optics, LLC, a limited liability company majority owned by REM Optical Company, Inc. Kindling's employees, including Mr. Lauer, are now employees of the buyer. Total purchase price for the assets was $1,008,000, payable in cash and the assumption of certain liabilities. Gargoyles received $358,000 of the proceeds from the sale transaction in partial payment of an intercompany loan from Gargoyles to Kindling.

The Company's Timberland Eyewear product was launched in March 1997. Sales of Timberland branded product totaled approximately 7.2 percent and 5.5 percent of the Company's sales in 1997 and the first half of 1998, respectively. Approximately 4.3 percent and 38 percent of the company's losses in 1997 and in the first half of 1998, respectively, were attributable to Kindling's operations. The Company anticipates recording a charge to earnings as a result of the sale of Kindling's assets.

Gargoyles, Inc. is a designer and distributor of a broad range of sunglasses and eyewear products headquartered in Kent, Washington. The Company also has operations in New York State.

Contact: Leo Rosenberger, CEO and CFO (800) 426-6396 Ext. 3405 or Cynthia L. Pope, VP and General Counsel (800) 426-6396 Ext. 3404.